LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

	  I,
James A. Mannebach, an Officer of Roper Industries, Inc., do hereby appoint Shanler D. Cronk, Vice President, General Counsel and Secretary of Roper Industries, Inc. as Attorney-in-Fact to execute, deliver and file on my behalf Securities & Exchange Commission Forms 144, Forms 4 and Forms 5 as such forms may be required in connection with my acquisition and disposition of shares of the common stock, or options therefore of Roper Industries, Inc., such authority as Attorney-in-Fact to be exercised in each instance at my specific direction.

	IN WITNESS WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this 1st day of May, 2003.





									   s/s James A.
Mannebach
						Signature



									   James A.
Mannebach
						Print Name



STATE OF GEORGIA

COUNTY
OF GWINNETT



	On this 1st day of May, 2003, James A.
Mannebach personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN
WITNESS WHEREOF, I have hereunto set my hand and official seal.




									   s/s Susan K. Boutelle
						Notary Public




									   My Commission Expires: 	June 14, 2005